Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE1 Group 1
                             Payment Date 08/27/2001

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
Servicing Certificate
Beginning Pool Balance                                                190,913,646.23
Beginning PFA                                                                   0.00
Ending Pool Balance                                                   182,854,913.63
Ending PFA Balance                                                                 -
Principal Collections                                                  10,594,096.16
Principal Draws                                                         2,665,813.98
Net Principal Collections                                               7,928,282.18
Active Loan Count                                                              7,300

Interest Collections                                                    1,315,126.46

Weighted Average Net Loan Rate                                              7.33000%
Substitution Adjustment Amount                                                  0.00

Note Rate                                                                   4.04250%

Term Notes                                                             Amount           Factor
----------                                                             ------           ------
Beginning Balance                                                     186,976,146.23     0.8310051
Ending Balance                                                        178,448,973.09     0.7931065
Principal                                                               8,527,173.14    37.8985473
Interest                                                                  692,863.48     3.0793932
Interest Shortfall                                                              0.00     0.0000000
Security Percentage                                                          100.00%

Variable Funding Notes                                                 Amount
----------------------                                                 ------
Beginning Balance                                                               0.00
Ending Balance                                                                  0.00
Principal                                                                       0.00
Interest                                                                        0.00
Interest Shortfall                                                              0.00
Security Percentage                                                             0.00%


Certificates                                                                    0.00



Beginning Overcollateralization Amount                                  3,937,500.00
Overcollateralization Amount Increase (Decrease)                          468,440.54
Outstanding Overcollateralization Amount                                4,405,940.54
Target Overcollateralization Amount                                     5,081,554.14

Credit Enhancement Draw Amount                                                  0.00
Unreimbursed Prior Draws                                                        0.00


                                                                                        Number       Percent
                                                                             Balance   of Loans    of Balance
Delinquent Loans (30 Days)                                              2,191,426.54      74          1.20%
Delinquent Loans (60 Days)                                                873,569.20      28          0.48%
Delinquent Loans (90 Days)                                                466,722.22      18          0.26%
Delinquent Loans (120 Days)                                               432,114.73      14          0.24%
Delinquent Loans (150 Days)                                               314,083.58      10          0.17%
Delinquent Loans (180+ Days)                                            1,144,054.14      22          0.63%
Foreclosed Loans                                                          930,671.28      18          0.51%
REO                                                                             0.00       0          0.00%

Delinquency Figures Include Foreclosures, REO and Bankruptcies

                                                                 Liquidation To-Date
Beginning Loss Amount                                                   1,160,238.45
Current Month Loss Amount                                                 130,450.42
Current Month Principal Recovery                                            9,915.17
Net Ending Loss Amount                                                  1,280,773.70

                                                                   Special Hazard        Fraud             Bankruptcy
Beginning Amount                                                                0.00          0.00        0.00
Current Month Loss Amount                                                       0.00          0.00        0.00
Ending Amount                                                                      -             -           -

Liquidation Loss Distribution Amounts                                           0.00
Extraordinary Event Losses                                                      0.00
Excess Loss Amounts                                                             0.00

Capitalized Interest Account
Beginning Balance                                                               0.00
Withdraw relating to Collection Period                                          0.00
Interest Earned (Zero, Paid to Funding Account)                                 0.00
                                                                                ----
Total Ending Capitalized Interest Account Balance as of Payment Date            0.00
Interest earned for Collection Period                                           0.00
Interest withdrawn related to prior Collection Period                           0.00

Funding Account
Beginning Funding Account Balance                                                  -
Deposit to Funding Account                                                         -
Payment for Additional Purchases                                                   -
Ending Funding Account Balance to Notes                                            -
                                                                                   -
Ending Funding Account Balance as of Payment Date                                  -
Interest earned for Collection Period                                              -
Interest withdrawn related to prior Collection Period                              -

Prefunding Account
Beginning Balance                                                               0.00
Additional Purchases during Revolving Period                                    0.00
Excess of Draws over Principal Collections                                      0.00
                                                                                ----
Total Ending Balance as of Payment Date                                         0.00
Interest earned for Collection Period                                           0.00
Interest withdrawn related to prior Collection Period                           0.00

Reserve Account
Beginning Balance                                                               0.00
Deposits to Reserve Account for current Payment Date                            0.00
Withdrawals from Reserve Account for current Payment Date                       0.00
                                                                                ----
Total Ending Reserve Account Balance as of current Payment Date                 0.00
Interest earned for Collection Period                                           0.00
Interest withdrawn related to prior Collection Period                           0.00

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